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                                                                    EXHIBIT 10.3

                               DIRECTOR AGREEMENT


     THIS DIRECTOR AGREEMENT (this "Agreement"), dated as of January __, 1997, by and between Sterling Commerce, Inc., a Delaware corporation (the "Company"), and ______________________________ (the "Director").

                                  WITNESSETH:

     WHEREAS, the Director is a director of the Company; and

     WHEREAS, the Company recognizes that, as is the case of most companies, the possibility of a change in control exists; and

     WHEREAS, the Company desires to preserve the economic benefits intended to be provided to the Director pursuant to the compensation plans and arrangements of the Company with the Director in the event of a change in control;

     NOW, THEREFORE, the Company and the Director agree as follows:

     1.  Certain Payments by the Company:  (a) In the event that it shall be
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determined (as hereafter provided) that all or any portion of any payment or distribution by the Company or any of its affiliates to or for the benefit of the Director, including under any stock option or other agreement, plan, policy, program or arrangement (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto), by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of
Section 280G of the Code (or any successor provision thereto), or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Director shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"). The Gross-Up Payment shall be in an amount such that, after payment by the Director of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Director retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

          (b) Subject to the provisions of Section 1(f), all determinations required to be made under this Section 1, including whether an Excise Tax is payable by the Director and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Director and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Director in his sole discretion. The Director shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Director
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within 30 calendar days after the date on which the "change in ownership or control" (within the meaning of Section 280G of the Code) occurs, and any such other time or times as may be requested by the Company or the Director. If the Accounting Firm determines that any Excise Tax is payable by the Director, the Company shall pay the required Gross-Up Payment to the Director within five business days after receipt of such determination and calculations with respect to any Payment to the Director. If the Accounting Firm determines that no Excise Tax is payable by the Director, it shall, at the same time as it makes such determination, furnish the Company and the Director a written opinion to the effect that the Director has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 1(f) and the Director thereafter is required to make a payment of any Excise Tax, the Director shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Director as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Director within five business days after receipt of such determination and calculations.

          (c) The Company and the Director shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Director, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 1. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Director.

          (d) The federal, state and local income or other tax returns filed by the Director shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Director. The Director shall make proper payment of the amount of any Excise Payment, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Director's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Director shall within five business days pay to the Company the amount of such reduction.

          (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by this Section 1 shall be

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borne by the Company.  If such fees and expenses are initially advanced by the
Director, the Company shall reimburse the Director the full amount of such fees and expenses within five business days after receipt from the Director of a statement therefor and reasonable evidence of his payment thereof.

          (f) The Director shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after the Director actually receives notice of such claim and the Director shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Director). The Director shall not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due. If the Company notifies the Director in writing prior to the expiration of such period that it desires to contest such claim, the Director, subject to the provisions of Section 1(h) of this Agreement, shall:

            (i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

            (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

            (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

            (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Director, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 1(f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 1(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Director may participate therein at his own cost and expense) and may, at its option, either direct the Director to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Director agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company

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directs the  Director to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Director on an interest-free basis and shall indemnify and hold the Director harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Director with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Director shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (g) If, after the receipt by the Director of an amount advanced by the Company pursuant to Section 1(f), the Director receives any refund with respect to such claim, the Director shall (subject to the Company's complying with the requirements of Section 1(f)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Director of an amount advanced by the Company pursuant to Section 1(f), a determination is made that the Director shall not be entitled to any refund with respect to such claim and the Company does not notify the Director in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Director pursuant to this Section 1.

          (h) Any information provided by Director to the Company under this
Section 1 shall be treated confidentially by the Company and shall not be provided by the Company to any other person than the Company's professional advisors without Director's prior written consent except as required by law.

     2.  Legal Fees and Expenses.  It is the intent of the Company that the
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Director not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Director's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Director hereunder. Accordingly, if it should appear to the Director that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Director the benefits provided or intended to be provided to the Director hereunder, the Company irrevocably authorizes the Director from time to time to retain counsel of Director's choice, at the expense of the Company as hereafter provided, to advise and represent the Director in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior

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attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Director's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Director agree that a confidential relationship shall exist between the Director and such counsel. Without respect to whether the Director prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Director in connection with any of the foregoing.

     3.  Withholding of Taxes:  The Company may withhold from any amounts
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payable under this Agreement all federal, state, local or other taxes as the
Company is required to withhold pursuant to any law or government regulation or ruling.

     4.  Successors and Binding Agreement:  (a) The Company will require any
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successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Director, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

          (b) This Agreement will inure to the benefit of and be enforceable by the Director's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

          (c) The Director's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Director's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 4(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

     5.  Notices:  For all purposes of this Agreement (except as otherwise
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expressly provided in this Agreement with respect to notice periods), all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or ten business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or five business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206 (to the attention of the President of the Company) and to the Director

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at his or her principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     6.  Governing Law:  The validity, interpretation, construction and
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performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

     7.  Validity:  If any provision of this Agreement or the application of any
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provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

     8.  Miscellaneous:  No provision of this Agreement may be modified, waived
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or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Director and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Except as otherwise provided, references to Sections are to references to Sections of this Agreement.

     9.  Counterparts:  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                    STERLING COMMERCE, INC.



                                    By ----------------------------------------
                                       Sterling L. Williams
                                       Chairman of the Board



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                                                   [Director]

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